EXHIBIT 2.4

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION



BIOTHERAPIES,  INC.,
a  Michigan  Corporation                      Civil  Action  No.  03-74679

and,                                          Magistrate Judge. R. Steven Whalen

PAUL  R.  ERVIN,  JR.  PRESIDENT              District  Judge  AVERN  COHN
A  Michigan  Corporation
     Plaintiffs  and  Counter-Defendants
v

GENESIS  BIOVENTURES,  INC.,
A  NEW  YORK  CORPORATION,

and,

E.  GREG  McCARTNEY,  PRESIDENT

     Defendants  and  Counter-Plaintiffs

Garcile  E.  Bailey  (P32601)
Attorney  for  Biotherapies,  Inc.
P.  O.  Box  8341
Ann  Arbor,  Michigan,  48107
(303)  923-1461

PAUL  ERVIN,  Pro  Se
3447  Cummings  Road
Ann  Arbor,  Michigan,  48105


WILLIAM  M.  DONOVAN  P12892
Attorney  for  Defendants
420  West  University  Drive
Rochester,  Michigan,  48307
(Tel)  248-601-4284
(Fax)  248-656-5751


                              SETTLEMENT AGREEMENT
                              --------------------

     This Settlement Agreement is made effective as of June ___, 2004, by and among Biotherapies, Inc., a Michigan Corporation ("Biotherapies"); Paul R. Ervin, Jr. ("Mr. Ervin," and together with Biotherapies, the "Plaintiffs"); Genesis Bioventures, Inc., a New York Corporation ("Genesis Bioventures"); and
E.  Greg  McCartney  ("Mr.  McCartney");

     WHEREAS, there is presently pending in the United States District Court, Eastern District of Michigan, Southern Division, Case No: 03-74679, an action entitled Biotherapies, Inc, and Paul R. Ervin, Jr. as Plaintiffs and
Counter-Defendants and Genesis Bioventures, Inc. and E. Greg McCartney, Defendants and Counter-Plaintiffs (the "Action"); and

     WHEREAS, the parties hereto have arrived upon a basis of settlement of the Action and certain other matters, all in accordance with the following terms and conditions.

NOW,  THEREFORE,  this  Settlement  Agreement  provides  as  follows:

IN CONSIDERATION of the promises, covenants and undertakings herein contained, the adequacy of which is hereby confessed and acknowledged by each of the parties hereto, and with the knowledge that there is a pending Amended and Restated Agreement and Plan of Merger between Genesis Bioventures and Corgenix Medical Corporation (the "Merger Agreement"), the parties agree as follows:

     1. All of the parties will immediately and contemporaneously dismiss their claims Without Prejudice in the form as the attached Stipulation and Order to Dismiss (Exhibit A).

2. Upon execution of this Settlement Agreement and the Stipulated Order to Dismiss, Biotherapies shall be permitted to sell and transfer any and all of the common stock of Genesis Bioventures that it owns; provided that Biotherapies shall not sell or offer to sell more than Two Hundred Thousand (200,000) Genesis Bioventures common shares in any one (1) month; provided, however, that beginning on the date that is six (6) months after the Effective Time of the merger (as defined in the Merger Agreement), Biotherapies may then begin selling or transferring all of its remaining shares of Genesis Bioventures without regard to the volume limitations set forth in this Settlement Agreement, so long as such sale or transfer is otherwise in accordance with all applicable laws, rules and regulations.

3. Mr. Ervin, acting on behalf of Biotherapies, has deposited certificates representing all of the shares of Genesis Bioventures common stock owned by Biotherapies with National City Investments, a NASD Member Firm acting as Biotherapies' broker with respect thereto. Mark Stutzmann, representing National City Investments, shall acknowledge in writing by facsimile to Genesis Bioventures at (516) 510-3401, that he has been notified of the provisions of this Settlement Agreement and agrees to abide by its terms. Genesis Bioventures shall, within two business days of the date hereof, cause a legal opinion letter to be delivered to its Transfer Agent, permitting National City Investments to effect a brokered sale of the shares pursuant to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended, and stating that the shares so transferred may be sold without restrictive legend. Mr. Ervin hereby represents and warrants that he does not own any shares of Genesis Bioventures common stock. Biotherapies hereby represents and warrants that it is the owner of 2,311,560 shares of Genesis Bioventures common stock. Mr. Ervin and Biotherapies hereby covenant and agree not to purchase any additional shares of Genesis Bioventures common stock, either individually or acting jointly.

4. Biotherapies and Mr. Ervin each hereby agrees not to make to any person any statement regarding any subject matter that arises out of or is related to the subject matter of the Action, the settlement of such Action, or the transactions described in this Settlement Agreement if at the time Genesis Bioventures and Mr. McCartney are not in breach of their obligations hereunder and such statement disparages Genesis Bioventures or reflects negatively upon Genesis Bioventures, including but not limited to statements regarding the company's financial condition, its officers, directors, shareholders, employees and affiliates; provided that Mr. Ervin will fully disclose to the shareholders of Biotherapies the existence of and status of the Action and Settlement by private written communication. Genesis Bioventures and Mr. McCartney each agrees not to make to any person any statement regarding any subject matter that arises out of or is related to the subject matter of the Action, the settlement of such Action, or the transactions described in this Settlement Agreement if the Plaintiffs are not in breach of their obligations hereunder and such statement disparages Biotherapies or Mr. Ervin; provided that Genesis Bioventures shall disclose the existence of the Action, this Settlement, and any material developments regarding either in its filings with the United States Securities and Exchange Commission as may be necessary or appropriate after consulting with legal counsel to Genesis Bioventures.

5. Biotherapies and Mr. Ervin each hereby covenants and agrees that it or he will not initiate, join, become a party to or support any new legal proceeding, whether judicial, arbitrative, or administrative, and whether formal or informal, against Genesis Bioventures, Mr. McCartney, or any of Genesis Bioventures' officers, directors, or other affiliates for any reasons arising out of or related to the Action or the transactions described in this Settlement Agreement, so long as Genesis Bioventures and Mr. McCartney are not in breach of this Settlement Agreement. Genesis Bioventures and Mr. McCartney each hereby covenants and agrees that it or he will not initiate, join, become a party to or support any new legal proceeding, whether judicial, arbitrative, or administrative, and whether formal or informal, against Biotherapies, Mr. Ervin, or any of Biotherapies' officers, directors, or other affiliates for any reasons arising out of or related to the Action or the transactions described in this Settlement Agreement, so long as Biotherapies and Mr. Ervin are not in breach of this Settlement Agreement.

6. Upon the earlier of (i) the sale by Biotherapies of 1,100,000 of its Genesis Bioventures common shares as provided for in this Settlement Agreement or (ii) December 31, 2005, the Dismissal of the litigation will become a Dismissal With Prejudice. This Dismissal With Prejudice shall become automatic and shall not require any further agreement by either party, and all parties shall execute any documents or instruments reasonably necessary to effect such Dismissal With Prejudice in accordance with the timing set forth in this section 6.

7. The parties hereby acknowledge and agree that they dispute certain amounts claimed to be owed by Genesis Bioventures to Biotherapies arising out of or related to rent due under a lease agreement for the property located at 5692 Plymouth Road, Ann Arbor, Michigan 48105; a loan payable; the purchase of certain laboratory supplies; consulting services rendered by Kathie Nuttle; accounting services rendered by Virginia Reid; and finance charges related to various alleged defaults or delays in payment. In order to fully and finally settle the mutual claims with respect to such matters, contemporaneously with the execution of this Settlement Agreement, Genesis Bioventures shall deliver $40,000 to Biotherapies by wire transfer, and Mr. Ervin shall deliver possession of the autoclave that Mr. Ervin removed from the leased premises as surety against payment of unpaid obligations. Mr. Ervin shall make the autoclave available for pick-up by Genesis Bioventures or an agent of Genesis Bioventures at 3474 Cummings Drive, Ann Arbor, Michigan 48105, for thirty days after signing of this Agreement, at any time during normal business hours, upon 24 hours advance notice to Mr. Ervin. The wire transfer shall be sent to:

RECEIVING  BANK
---------------
Name:          Ann  Arbor  Commercial  Bank
Address:       2950  South  State  Street
               Ann  Arbor,  MI  48104
ABA  ROUTING  NUMBER:  072413612

CREDIT  ACCOUNT:
----------------
Customer  Name:   Biotherapies,  Inc.
ACCOUNT  NUMBER:  3010301

BANK  CONTACT:
--------------
Name:  Richard  Dorner  or  Mary  Hayes
Telephone:  (734)  887-3100

     8. Genesis Bioventures and Mr. McCartney hereby agree that they will not actively direct or participate in that certain lawsuit (Case #03-1336-CB) pending in the Washtenaw County Circuit Court in the state of Michigan; provided that Genesis Bioventures reserves the right, and the Plaintiffs hereby expressly acknowledge and agree that Genesis Bioventures has and shall maintain the absolute right, to remain informed of all aspects of such litigation and to receive its pro rata interest in any award or judgment resulting therefrom; and provided, further, however, that Genesis Bioventures shall be permitted to actively participate in any aspect of the lawsuit to the extent it receives a summons to appear, or is otherwise legally obligated to so participate.

9. In consideration of the benefits to be received by the Plaintiffs as a result of the transactions contemplated by this Settlement Agreement and for the purpose of amicable settlement of the Action, each of Biotherapies and Mr.

Ervin, on behalf of itself and himself and their respective heirs, successors and assigns, as applicable, hereby knowingly and voluntarily waives, releases, and discharges Genesis Bioventures, Mr. McCartney, and their affiliates from whatever claims, charges, actions, and causes of action the Plaintiffs may have against them, either individually or together, whether known or unknown, from the beginning of time through the date hereof, based upon any matter, cause or thing whatsoever which is related to the Action, except with respect to the provisions of this Settlement Agreement. Subject to the immediately preceding sentence, each of the Plaintiffs hereby expressly waives any right or claim to payment for breach of any contract or for impairment of any economic opportunity. By entering into this Settlement Agreement, Genesis Bioventures and Mr. McCartney do not admit, and each specifically denies, any liability, wrongdoing or violation of any law, statute, regulation or policy, and it is expressly understood and agreed that the sole purpose of this Settlement Agreement is to amicably resolve all matters arising out of or related to the Action and the other transactions referenced herein.

10. It is further agreed that contemporaneously with the execution of this writing, the parties shall execute a Stipulated Order to Dismiss (copy attached as Exhibit A).

11. The undersigned parties represent that they have had this Settlement Agreement reviewed by counsel, that they understand the Settlement Agreement and that they are authorized to enter into this Settlement Agreement.

12. This writing constitutes the entire agreement between the parties with respect to the subject matter hereof, and no modification shall be of any force or effect whatsoever unless first reduced to writing and signed by each of the parties hereto.

13. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto, their heirs, successors and assigns.

     WHEREFORE,  the  parties execute this Agreement as of the date below shown.


WITNESS:                                  BIOTHERAPIES, INC., a Michigan
                                          Corporation

     /s/  William M. Donovan              BY:   /s/ Paul R. Ervin, Jr.
----------------------------------------  --------------------------------------------
                                          Paul R. Ervin, Jr.,  President

                                          Dated:   June 10, 2004
                                          --------------------------------------------


     /s/  William M. Donovan              BY:   /s/ Paul R. Ervin, Jr.
----------------------------------------  --------------------------------------------
                                          Paul R. Ervin, Jr.,  Individually

                                          Dated:   June 10, 2004
                                          --------------------------------------------

                                          GENESIS BIOVENTURES, INC.
                                          A New York Corporation

      /s/ Natalie Kamlah                  BY:    /s/ E. Greg McCartney
----------------------------------------  --------------------------------------------
                                          E. Greg McCartney,  President

                                          Dated:   June 9, 2004
                                          --------------------------------------------


      /s/ Natalie Kamlah                  BY:    /s/ E. Greg McCartney
----------------------------------------  --------------------------------------------
                                          E. Greg McCartney,  Individually

                                          Dated:   June 9, 2004
                                          --------------------------------------------

                          UNITED STATES DISTRICT COURT

                          EASTERN DISTRICT OF MICHIGAN

                                SOUTHERN DIVISION

BIOTHERAPIES,  INC.,
a  Michigan  Corporation,                      Civil  Action  No.  03-74679

and                                            Magistrate Judge R. Steven Whalen

PAUL  R.  ERVIN,  JR.,  PRESIDENT,             District  Judge Avern Cohn

     Plaintiffs  and  Counter-Defendants,
v

GENESIS  BIOVENTURES,  INC.,
a  New  York  Corporation,

and

E.  GREG  McCARTNEY,  PRESIDENT,

     Defendants  and  Counter-Plaintiffs.

GARCILE  E.  BAILEY  (P32601)               WILLIAM  M.  DONOVAN  (P12892)
Attorney  for  Biotherapies,  Inc.          Attorney  for  Defendants
P.  O.  Box  8341                           420  West  University  Drive
Ann  Arbor,  Michigan  48107                Rochester,  Michigan  48307
(303)  923-1461                             (Tel)  248-601-4284
                                            (Fax)  248-656-5751
PAUL  ERVIN,  JR.,  Pro  Se
3447  Cummings  Road
Ann  Arbor,  Michigan  48105
____________________________________________________________________________

            STIPULATION AND ORDER OF DISCONTINUANCE WITHOUT PREJUDICE
            ---------------------------------------------------------

At a session of said Court held in the United States Courthouse in the City of Detroit, on _______________________________


     PRESENT:  _____________________________________
               AVERN  COHN
               U.S.  DISTRICT  COURT  JUDGE

     The parties having reached an agreement for resolution of this matter, and the Court being otherwise fully advised in the premises:

     IT IS HEREBY ORDERED that PURSUANT TO THE Settlement Agreement between the parties, attached hereto as Exhibit 1, both Plaintiffs' Complaint and Defendants' Counter-Complaint are dismissed without prejudice and without costs to either party.

                                          -----------------------------
                                          U.S.  DISTRICT  COURT  JUDGE

Approved  for  entry:



/s/  Garcile  E.  Bailey                  /s/  William  M. Donovan
---------------------------------         -----------------------------------
GARCILE  E.  BAILEY  (P32601)             WILLIAM  M.  DONOVAN  (P12892)
Attorney  for  Biotherapies, Inc.         Attorney for Genesis Bioventures, Inc.
                                          and E.  Greg  McCartney



/s/  Paul  Ervin,  Jr
---------------------------------
PAUL  ERVIN,  JR.,  Pro  Se